Exhibit 23.4
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CorEnergy Infrastructure Trust, Inc. of our report dated March 11, 2021, relating to the combined financial statements of Crimson California, which appears in CorEnergy Infrastructure Trust, Inc.’s Current Report on Form 8-K dated April 22, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
November 3, 2021